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                                                                     EXHIBIT 4.8

                              CERTIFICATE OF TRUST
                                       OF
                              PWG CAPITAL TRUST III


                  THIS CERTIFICATE OF TRUST of PWG Capital Trust III (the "Trust"), dated as of October 7, 1996, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. Code Section 3801 et seq.).

                  1. Name. The name of the business trust being formed hereby is PWG Capital Trust III.

                  2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is Chase Manhattan Bank Delaware, 1201 North Market Street, Wilmington, Delaware 19801.

                  3. Effective Date. This Certificate of Trust shall be effective upon its filing in the office of the Secretary of State of the State of Delaware.

                  4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.







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                  IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the date first above written.


                                               CHASE MANHATTAN BANK DELAWARE, as
                                               Delaware Trustee,

                                                  by
                                                      /s/ John J. Cashen
                                                    ----------------------------
                                                    Name:   John J. Cashen
                                                    Title:  Senior Trust Officer


                                                THE CHASE MANHATTAN BANK, as
                                                Property Trustee,

                                                  by
                                                      /s/ L. O'Brien
                                                    ----------------------------
                                                    Name:   L. O'Brien
                                                    Title:  Trust Officer



                                                      /s/ Regina A. Dolan
                                                    ----------------------------
                                                    Name:  Regina A. Dolan,
                                                           as Trustee



                                                      /s/ Pierce R. Smith
                                                    ----------------------------
                                                    Name:  Pierce R. Smith,
                                                           as Trustee



                                                      /s/ William J. Nolan
                                                    ----------------------------
                                                    Name:  William J. Nolan,
                                                           as Trustee